UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Monroe Street, Suite E203, Hoboken, NJ 07030

(Address of principal executive offices)

(201) 471-0988

(Registrant's telephone number, including area code)

Litera Group, Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, Harold Kestenbaum accepted the appointment to be Chairman of the Board of Directors of First Foods Group, Inc. (the “Company”) and Chief Executive Officer. On February 27, 2107, the Board of Directors of the Company resolved to appoint Mr. Kestenbaum as the Chairman of the Board of Directors and as the Chief Executive Officer. In conjunction with Mr. Kestenbaum’s appointment, Abraham Rosenblum agreed to resign as Chief Executive Officer, but will remain on the Board of Directors of the Company.

HAROLD L. KESTENBAUM is an attorney who has specialized in franchise law and other matters relating to franchising since 1977. From May 1982 until September 1986, Harold served as franchise and general counsel to Sbarro, Inc., the national franchisor of over 1,000 family-style Italian restaurants and, was a director from March 1985 to December 2006. From September 1983 to October 1989, he served as President and Chairman of the Board of FranchiseIt Corporation, the first publicly traded company specializing in providing franchise marketing and consulting services and equity financing to emerging franchise companies, which he co-founded. Harold has authored the first book dedicated to the entrepreneur who wants to franchise his/her business called “So You Want To Franchise Your Business”. It is a step by step guide to what a businessperson needs to know and do to properly roll out a franchise program.

He has served as a Director of numerous nationally and internationally known franchisors. He has been practicing franchise law since 1981. He was with Gordon & Rees, a San Francisco based national law firm, from September 2011 to June 2014.

Harold is a member of the American Bar Association’s Antitrust Section, a member of the Antitrust Section’s Forum Committee on Franchising since 1978, a member of the Subcommittee on Franchising of the American Bar Association’s Corporation Banking and Business Law Section, is a founding member and past Chairman of the New York State Bar Association’s Franchise, Distribution and Licensing Law Section, and he currently serves as Chairman for its Education and Seminar Subcommittee (he and has chaired a Statewide seminar programs for New York State attorneys in 1997, 2000, 2002, 2004 and 2005 and chaired seminars on Franchise Law for the Nassau and Suffolk County Bar Associations) and was a member of the International Franchise Association’s Supplier Forum Advisory Board. He has published many articles related to franchising and frequently lectures and appears before numerous organizations and law schools speaking on various topics in franchising. He has been chosen one of the top 100 franchise attorneys in North America by Franchise Times in 2004, 2005, 2006, 2007, 2008, 2009 2010 and 2011, and was named one of the three best franchise attorneys in the New York metro area by New York Magazine for 2005, 2006, 2007, 2008 and 2009, and was named New York Super Lawyer as one of the Top Attorneys in the New York Metro Area for 2007, 2008, 2009 and 2010.

Harold received his Bachelor of Arts Degree in 1971 from Queens College, Queens, New York and earned his Juris Doctor Degree from the University Of Richmond School Of Law, Richmond, Virginia, in 1975, where he was a member of Law Review

The Company and Mr. Kestenbaum entered into a Consulting Agreement (the “Agreement”), dated February 27, 2017. Pursuant to the Agreement, Mr. Kestenbaum agreed to the appointments above and will remain as Chief Executive Officer until he finds a suitable replacement. At such time, Mr. Kestenbaum will continue to run the Franchising and Co-Branding Division of the Company. Inconsideration for the above services, Mr. Kestenbaum shall receive (i) 750,000 shares of common stock of the Company, (ii) $10,000 per month, which shall be deferred until the Company raises at least $1,500,000 in financing, (iii) $10,000 for every new franchising client he obtains, and (iv) $2,000 per month for legal services.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consulting Agreement, dated February 27, 2017, by and between the Company and Harold Kesternbaum.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: March 2, 2017	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Consulting Agreement, dated February 27, 2017, by and between the Company and Harold Kesternbaum.

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